ROWAN COMPANIES, INC. OFFSHORE RIG FLEET AND CONTRACT STATUS As of January 13, 2010

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
Rowan EXL #4	S116-E	350	35,000	2012	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q1 2012.
Rowan EXL #3	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q4 2010.
Joe Douglas	240-C	400	35,000	2011	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2011.
Rowan EXL #2	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2010.
Rowan EXL #1	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q2 2010.
Ralph Coffman	240-C	400	35,000	2009	Gulf of Mexico	McMoRan	Low 80s Low 180s	March 2010 September 2010
Amended the contract to reduce the minimum term from two years to one well (esimated to require six months), with a prorated termination fee (plus interest) if two rig years (at low $180s day rate) are not fulfilled (see Rowan-Mississippi); rig was delivered in late December 2009 and is expected to commence operations in January 2010.

J.P. Bussell	225-C	300	35,000	2008	Egypt	Shell	Low 180s	May 2011	Rig commenced operations with Shell at the end of October 2009.
Rowan-Mississippi	240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 180s	May 2011
In connection with the Ralph Coffman contract, the Company in June 2009 reduced the Mississippi day rate for the remainder of its original two-year term.  In connection with the Coffman amendment (see Ralph Coffman), the Mississippi term was increased by approximately six months.  If McMoRan does not fulfill the original two-year commitment for the Coffman through work for the Coffman, Mississippi (beyond the original term) or other rigs (at low $180s day rate), the Company will earn a pro rata portion of the $18 million termination fee (plus interest), payable in installments over the remainder of the original Mississippi contract term.

Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	Mariner El Paso	Low 60s Low 100s	January 2010 May 2010
Rowan Gorilla VII	219-C	400	35,000	2002	West Africa	Cabinda	Low 330s	May 2010	Rig was idle for 10 days during the month of December 2009.
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	BG	Mid 370s	January 2010	Rig was idle for 4 days during the month of December 2009.
							Mid 380s	July 2010
							Low 300s Mid 210s	July 2011
BG extended the contract for another 12 months and has the option of operating the rig in Norway at  a day rate in the low $300s or in the UK at a day rate in the mid $210s.  Day rates exclude amortization of contract mobilization/modification reveneus.

Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Low 180s	July 2010
Rowan Gorilla IV	200-C	450	35,000	1986	Mexico	PEMEX	Low 120s	July 2011	The day rate reprices every three months based on an index of jack-up rates. The day rate reflects rig's repricing at the end of October 2009.
Rowan Gorilla III	200-C	450	30,000	1984	Eastern Canada	EnCana	Mid 280s	June 2010
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	undisclosed	Low 190s	October 2010	In connection with the listed Rowan-Louisiana contract, the Company agreed to reduce the term of the Gorilla II contract day-for-day (see Rowan-Louisiana).
Rowan-California	116-C	300	30,000	1983	Middle East	Available			Rig was in the shipyard during the month of December 2009 for maintenance/modifications and is expected to remain in the shipyard until early January 2010.
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Mid 50s	January 2010	Rig was idle for 4 days during the month of December 2009.
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 100s	March 2010
Arch Rowan	116-C	350	30,000	1981	Middle East	Available			Rig was in the shipyard during the month of December 2009 for maintenance/modifications and is expected to remain in the shipyard until late January 2010.
Charles Rowan	116-C	350	30,000	1981	Middle East	Available			Rig was in the shipyard during the month of December 2009 for maintenance/modifications and is expected to remain in the shipyard until early March 2010.
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 170s	January 2010
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Available			Rig was in the shipyard during the month of December 2009 for maintenance/modifications and is expected to remain in the shipyard until the beginning of March 2010.
Conventional Jack-up Rigs:
Rowan-Juneau	116	250	30,000	1977	Gulf of Mexico	Available			Rig was idle during the month of December 2009.
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Available			Rig was idle during the month of December 2009.
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	undisclosed	Low 190s	March 2010	Rig was idle for 26 days during the month of December 2009.

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit.  240-C is LeTourneau's latest jack-up design.  Rowan EXL is an enhanced version of the Super 116E class.  Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold